Exhibit 4.7

Execution Copy

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of December 7, 2009, among FiberTower Corporation, a Delaware corporation (the “Issuer”), FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation (“FNS”), ART LEASING, INC., a Delaware corporation (“Art Leasing”), TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation (“Teligent”), ART LICENSING CORP., a Delaware corporation (“Art Licensing”), and FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation (“Solutions” and, collectively with FNS, Art Leasing, Teligent, Art Licensing, the “Guarantors”, and together with the Issuer, the “Grantors”), and  Wells Fargo Bank, National Association, as collateral agent under the Security Agreement (as defined below) for and on behalf of the Secured Parties (as defined in the Security Agreement) (together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and Wells Fargo Bank, National Association, in its capacity as trustee on behalf of the holders of the notes issued from time to time thereunder (the “Holders”), have entered into that certain Indenture, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”) providing for the issuance of the Issuer’s 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), as collateral security for the payment in full of the Notes and the other Secured Obligations (as defined in the Security Agreement) a security interest in the Collateral (as defined in the Security Agreement) pursuant to that certain Pledge and Security Agreement, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”), among the Grantors in favor of the Collateral Agent;

WHEREAS, certain of the Holders have agreed to exchange Notes held by such Holders for the Issuer’s 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012, and in connection therewith Holders of at least a majority in aggregate principal amount of the Notes outstanding voting as a single class have agreed to amend the Security Agreement as set forth herein; and

WHEREAS, the Grantors and the Collateral Agent wish to amend the Security Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Amendments to Security Agreement.

(a)           The first page of the Security Agreement, the first page of Exhibit B-1 to the Security Agreement, the first page of Exhibit B-2 to the Security Agreement, the first page of Exhibit C to the Security Agreement, the first page of Exhibit D to the Security Agreement and the first page of Exhibit E to the Security Agreement are hereby amended by inserting the following legend at the top thereof:

“THIS AGREEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 7, 2009, AMONG THE COLLATERAL AGENT AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE ISSUER AND THE OTHER GRANTORS, AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.”

(b)           The fourth “WHEREAS” clause set forth in the preambles of the Security Agreement is hereby amended in its entirety to read as follows:

“WHEREAS, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the provisions of the Intercreditor Agreement (to the extent the Intercreditor Agreement has been entered into in accordance with the Indenture and otherwise has not been terminated in accordance with its terms);”

(c)           The definition of “Excluded Assets” set forth in Section 1.1 of the Security Agreement is hereby amended by (i) deleting the word “and” immediately before clause (6) of said definition, (ii) deleting the period at the end of said definition and inserting the punctuation and word “; and” in lieu thereof, and (iii) inserting a new clause (7) at the end of said definition reading as follows:

“(7) any right, title or interest of any Grantor (whether direct or indirect) in the New License Subsidiary.”

(d)           The definition of “Intercreditor Agreement” set forth in Section 1.1 of the Security Agreement is amended in its entirety to reads as follows:

““Intercreditor Agreement” means the Omnibus Intercreditor Agreement, dated as of December 7, 2009, among the Collateral Agent and the other creditors party thereto from time to time, and the Issuer and the other Grantors, as amended or otherwise modified from time to time in accordance with the provisions thereof.”

(e)           Section 1.1 of the Security Agreement shall be amended by inserting the following defined term in the appropriate alphabetical location:

““New License Subsidiary” means FiberTower Spectrum Holdings LLC, a Delaware limited liability company, and a Subsidiary of FiberTower and to which FiberTower has transferred (or is obligated to transfer) FiberTower’s FCC Licenses.”

(f)            Section 2.3 of the Security Agreement shall be amended by deleting the last sentence of said Section and inserting the following in lieu thereof:

“Notwithstanding anything herein to the contrary, as long as any obligations remain outstanding in respect of any Senior Indebtedness (as defined in the Intercreditor

Agreement) or any Pari Passu Indebtedness, the requirements under this Agreement to deliver Collateral to the Collateral Agent or register the Collateral Agent as the registered owner of any Collateral shall be deemed satisfied by delivery of such Collateral to, or the registration of such Collateral in the name of, the Controlling Agent (as defined in the Intercreditor Agreement).”

(g)           Section  7.19 of the Security Agreement is hereby amended in its entirety to read as follows:

““SECTION 7.19  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee, on behalf of the Secured Parties, under this Agreement shall be subject to the Omnibus Intercreditor Agreement, as in effect from time to time.  In the event of any conflict between the terms of the Omnibus Intercreditor Agreement and this Agreement, the terms of the Omnibus Intercreditor Agreement shall govern and control.”

(h)           Exhibit B-1 to the Security Agreement is hereby amended by deleting Section 6 thereof and inserting the following in lieu thereof:

““SECTION 6.  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee, on behalf of the Secured Parties, under this Agreement shall be subject to the Omnibus Intercreditor Agreement, as in effect from time to time.  In the event of any conflict between the terms of the Omnibus Intercreditor Agreement and this Agreement, the terms of the Omnibus Intercreditor Agreement shall govern and control.”

(i)            Exhibit B-2 to the Security Agreement is hereby amended by deleting Section 6 thereof and inserting the following in lieu thereof:

““SECTION 6.  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee, on behalf of the Secured Parties, under this Agreement shall be subject to the Omnibus Intercreditor Agreement, as in effect from time to time.  In the event of any conflict between the terms of the Omnibus Intercreditor Agreement and this Agreement, the terms of the Omnibus Intercreditor Agreement shall govern and control.”

(j)            Exhibit C to the Security Agreement is hereby amended by deleting Section 15 thereof and inserting the following in lieu thereof:

““SECTION 15.  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee (as defined in the Security Agreement), on behalf of the Secured Parties (as defined in the Security Agreement), under this Agreement shall be subject to the Omnibus Intercreditor Agreement referred to above, as in effect from time to time.  In the event of any conflict between the terms of such Omnibus Intercreditor Agreement and this Agreement, the terms of such Omnibus Intercreditor Agreement shall govern and control.”

(k)           Exhibit D to the Security Agreement is hereby amended by deleting Section 17 thereof and inserting the following in lieu thereof:

““SECTION 17.  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee (as defined in the Security Agreement), on behalf of the Secured Parties (as defined in the Security Agreement), under this Agreement shall be subject to the Omnibus Intercreditor Agreement referred to above, as in effect from time to time.  In the event of any conflict between the terms of such Omnibus Intercreditor Agreement and this Agreement, the terms of such Omnibus Intercreditor Agreement shall govern and control.”

(l)            Exhibit E to the Security Agreement is hereby amended by deleting Section 15 thereof and inserting the following in lieu thereof:

““SECTION 15.  Intercreditor Agreement.  The rights and remedies of the Collateral Agent and the Trustee (as defined in the Security Agreement), on behalf of the Secured Parties (as defined in the Security Agreement), under this Agreement shall be subject to the Omnibus Intercreditor Agreement referred to above, as in effect from time to time.  In the event of any conflict between the terms of such Omnibus Intercreditor Agreement and this Agreement, the terms of such Omnibus Intercreditor Agreement shall govern and control.”

Section 2.               Miscellaneous.

(a)           The Grantors each hereby ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Security Agreement and agrees that the Security Agreement remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein.

(b)           This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(c)           This Amendment shall become effective on the date when the Grantors and the Collateral Agent shall have executed and delivered a copy hereof (whether the same or different copies).

(d)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

*                    *                    *

IN WITNESS WHEREOF, each of the undersigned parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

FIBERTOWER CORPORATION,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER NETWORK SERVICES CORP.,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER SOLUTIONS CORPORATION,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

ART LEASING, INC.,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

[Signature Page to First Amendment to Pledge and Security Agreement]

ART LICENSING CORP.,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

TELIGENT SERVICES ACQUISITION, INC.,
a Delaware corporation, as a Grantor

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

[Signature Page to First Amendment to Pledge and Security Agreement]